SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT


                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 27, 1994
                                                   -----------------



                      ROBERTSON-CECO CORPORATION
         ----------------------------------------------------
         Exact name of registrant as specified in its charter



   Delaware                   1-10659                  36-3479146
- - - ---------------             ------------           ------------------
(State or other             (Commission               (IRS Employer
jurisdiction of             File Number)           Identification No.)
incorporation)



222 Berkeley Street, Boston, Massachusetts               02116
- - - ------------------------------------------             ----------
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  617-424-5500
                                                     -------------

Item 2.  Acquisition or Disposition of Assets

         On December 27, 1994, Robertson-Ceco Corporation (the "Company") sold the business and assets of its remaining U.S. Building Products operation, the Cupples Products Division (the "Cupples Division"), which manufactures curtainwall systems, to Cupples Products, Inc., a newly formed company owned by a management group led by Gregg Sage, a member of the Company's Board of Directors, for $.8 million and the assumption of certain liabilities, to be adjusted for certain changes in working capital occurring between July 31, 1994 and November 15, 1994 and certain intercompany advances occurring between November 16, 1994 and the closing date (see Background and Note 1 of the Notes to Pro Forma Condensed Consolidated Financial Information). The Cupples Division had operated as part of the Company's Building Products Group.


Item 7.  Financial Statements and Exhibits

         (b) The following unaudited pro forma financial information is included as a separate section of this report:

              Pro Forma Condensed Consolidated Balance Sheet --
              September 30, 1994

              Pro Forma Condensed Consolidated Statement of Operations -- For the Year Ended December 31, 1993

              Pro Forma Condensed Consolidated Statement of Operations -- For the Nine Months Ended September 30, 1994

              Notes to Pro Forma Condensed Consolidated Financial
              Information

         (c)  Exhibits

              2 - Asset Purchase Agreement between Robertson-Ceco
                  Corporation and Cupples Products, Inc. dated as of December 27, 1994

                      ROBERTSON-CECO CORPORATION
              PRO FORMA CONDENSED FINANCIAL INFORMATION



The following unaudited pro forma financial information is presented to illustrate the estimated effects of the sale of the Company's Cupples Division. At September 30, 1994, the assets and liabilities of the Cupples Division were netted and presented within other current liabilities in the Company's Condensed Consolidated Balance Sheet. The Pro Forma Condensed Consolidated Balance Sheet assumes that the sale had occurred on September 30, 1994. The Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 1993 and the Nine Months Ended September 30, 1994 assume that the sale had occurred at the beginning of the periods presented.

The pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the Company's financial position or its results of operations had the sale been consummated on the dates indicated, or for any future date or period.

                         ROBERTSON-CECO CORPORATION
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             SEPTEMBER 30, 1994
                                 (Thousands)
                                 (Unaudited)

                                                               Robertson-
                                    Robertson-    Pro Forma       Ceco
                                     Ceco As     Adjustments   Pro Forma
                                     Reported        (1)           (5)
                                    ----------   -----------   ----------
Cash and cash equivalents           $   2,493     $            $   2,493
Restricted cash                         2,553                      2,553
Accounts and notes receivable, net     56,499                     56,499
Inventories                            18,824                     18,824
Other current assets                    2,936                      2,936
                                    ---------     ---------    ---------
  Total current assets                 83,305                     83,305
                                    ---------     ---------    ---------

Property, plant & equipment, net       26,849                     26,849
Net assets held for sale                1,139                      1,139
Excess of cost over net assets of
  acquired businesses, net             28,474                     28,474
Other non-current assets               12,688                     12,688
                                    ---------     ---------    ---------
  Total assets                      $ 152,455     $            $ 152,455
                                    =========     =========    =========

Loans payable                       $     452     $            $     452
Current portion of long-term debt         259                        259
Accounts payable                       24,711                     24,711
Insurance liabilities                  10,155                     10,155
Other current liabilities              44,809                     44,809
                                    ---------     ---------    ---------
  Total current liabilities            80,386                     80,386
                                    ---------     ---------    ---------
Long-term debt, less current
  portion                              44,798                     44,798
Long-term insurance liabilities        14,980                     14,980
Long-term pension liabilities          16,441                     16,441
Reserves and other liabilities         29,869                     29,869
                                    ---------     ---------    ---------
  Total liabilities                 $ 186,474     $            $ 186,474
                                    ---------     ---------    ---------



    See Notes to Pro Forma Condensed Consolidated Financial Information

                         ROBERTSON-CECO CORPORATION
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             SEPTEMBER 30, 1994
                                 (Thousands)
                                 (Unaudited)
                                 (Continued)

                                                               Robertson-
                                    Robertson-    Pro Forma       Ceco
                                     Ceco As     Adjustments   Pro Forma
                                     Reported        (1)           (5)
                                    ----------   -----------   ----------
Common stock                        $     162     $            $     162
Capital surplus                       172,336                    172,336
Warrants                                6,042                      6,042
Retained earnings (deficit)          (197,485)                  (197,485)
Excess of additional pension
  liability over unrecognized
  prior service cost                   (8,139)                    (8,139)
Deferred compensation                    (751)                      (751)
Foreign currency translation
  adjustments                          (6,184)                    (6,184)
                                    ---------     ---------    ---------
  Total stockholders' equity
    (deficiency)                      (34,019)                   (34,019)
                                    ---------     ---------    ---------
Total liabilities and
  stockholders' equity
  (deficiency)                      $ 152,455     $            $ 152,455
                                    =========     =========    =========




















    See Notes to Pro Forma Condensed Consolidated Financial Information

                         ROBERTSON-CECO CORPORATION
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1993
                    (Thousands, except per share amounts)
                                 (Unaudited)


                                                               Robertson-
                                    Robertson-    Pro Forma       Ceco
                                     Ceco As     Adjustments   Pro Forma
                                     Reported        (2)           (5)
                                    ----------   -----------   ----------
Net revenues                         $379,906      $(12,056)    $367,850
                                     --------      --------     --------
Cost of sales                         323,619       (13,118)     310,501
Selling, general and administrative
  expenses                             59,190        (3,098)      56,092
                                     --------      --------     --------

  Total costs and expenses            382,809       (16,216)     366,593
                                     --------      --------     --------
Operating income (loss)                (2,903)        4,160        1,257
                                     --------      --------     --------
Interest expense                      (10,762)         -         (10,762)
Loss on businesses sold/held
  for sale                             (9,700)         -          (9,700)
Other income (expense), net               771           326        1,097
                                     --------      --------     --------
Income (loss) from continuing
  operations before income tax        (22,594)        4,486      (18,108)
Income tax provision (benefit)              9          (135)        (126)
                                     --------      --------     --------
Income (loss) from continuing
  operations                         $(22,603)     $  4,621     $(17,982)
                                     ========      ========     ========
(Loss) per share from continuing
  operations                         $  (3.65)                  $  (2.91)
                                     ========                   ========

Average shares outstanding              6,217                      6,217
                                     ========                   ========








    See Notes to Pro Forma Condensed Consolidated Financial Information

                         ROBERTSON-CECO CORPORATION
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                    (Thousands, except per share amounts)
                                (Unaudited)

                                                               Robertson-
                         Robertson-   Pro Forma    Pro Forma      Ceco
                          Ceco As    Adjustments  Adjustments  Pro Forma
                          Reported       (3)           (4)         (5)
                         ----------  -----------  -----------  ----------
Net revenues              $279,803     $ (8,265)    $   -       $271,538
                          --------     --------     --------    --------

Cost of sales              238,066       (8,568)        -        229,498
Selling, general and
 administrative
  expenses                  39,446       (2,208)        -         37,238
Restructuring expense        3,125         (900)        -          2,225
                          --------     --------     --------    --------

  Total costs and
    expenses               280,637      (11,676)        -        268,961
                          --------     --------     --------    --------
Operating income (loss)       (834)       3,411         -          2,577
                          --------     --------     --------    --------
Interest expense            (3,556)        -            -         (3,556)
Loss on businesses
  sold/held for sale        (9,800)        -           4,800      (5,000)
Other income (expense),
  net                          489          (13)        -            476
                          --------     --------     --------    --------
Income (loss) from
  continuing operations
  before income tax        (13,701)       3,398        4,800      (5,503)
Income tax provision           265         (112)        -            153
                          --------     --------     --------    --------
Income (loss) from
  continuing operations   $(13,966)    $  3,510     $  4,800    $ (5,656)
                          ========     ========     ========    ========
(Loss) per share from
  continuing operations   $   (.89)                             $   (.36)
                          ========                              ========

Average shares
  outstanding               15,773                                15,773
                          ========                              ========

    See Notes to Pro Forma Condensed Consolidated Financial Information

                      ROBERTSON-CECO CORPORATION
          NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION
                              (Unaudited)


Background
- - - ----------

On December 27, 1994, Robertson-Ceco Corporation ("the Company") sold the business and assets of its remaining U.S. Building Products operation, the Cupples Products Division (the "Cupples Division"), which manufactures curtainwall systems, to Cupples Products, Inc., a newly formed company owned by a management group led by Gregg Sage, a member of the Company's Board of Directors, for $.8 million and the assumption of certain liabilities, to be adjusted for certain changes in working capital occurring between July 31, 1994 and November 15, 1994 and certain intercompany advances occurring between November 16, 1994 and the closing date. Under the terms of the sale agreement, the amount of proceeds from the sale as of September 30, 1994, when adjusted for changes in working capital, intercompany advances and considering retained liabilities, would not have been significant.

The Cupples Division operated as part of the Company's Building Products Group. The accompanying unaudited pro forma financial information is presented to illustrate the estimated effects of the sale of the Company's Cupples Division. As further described in Note 1 below, at September 30, 1994, the assets and liabilities of the Cupples Division were netted and presented within current liabilities in the Company's condensed consolidated balance sheet. The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1993 and the nine months ended September 30, 1994 assume that the sale had occurred at the beginning of the periods presented. In connection with the sale, the Company recorded a charge of $4.8 million for the quarter ended September 30, 1994.


Pro Forma Adjustments - Condensed Consolidated Balance Sheet
- - - ------------------------------------------------------------

(1) At September 30, 1994, the assets and liabilities related to the Cupples Division were netted and presented within other current liabilities in the interim condensed consolidated balance sheet which was filed with the Securities and Exchange Commission on Form 10-Q on November 14, 1994. After completion of the sale of the Cupples Division, the Company remains liable for backcharge, warranty and certain other liabilities which arose prior to November 15, 1994.

    The assets and liabilities of the Cupples Division at September 30, 1994 which were sold are as follows:

                                                 September 30
                                                     1994
                                                 ------------
                                                  (Thousands)
        Accounts and notes receivable. . . . . .    $ 2,991
        Inventories. . . . . . . . . . . . . . .      1,439
        Property, net. . . . . . . . . . . . . .      1,699
        Other assets . . . . . . . . . . . . . .         33
        Accounts payable . . . . . . . . . . . .       (814)
        Other liabilities. . . . . . . . . . . .     (1,979)
                                                    -------
          Net assets . . . . . . . . . . . . . .    $ 3,369
                                                    =======

    The components of the $4.8 million charge include the write-off of the net assets noted above, and provisions and expenses related to the sale of $1.4 million.


Pro Forma Adjustments - Statements of Operations - For The Year Ended
December 31, 1993 and For The Nine Months Ended September 30, 1994
- - - ------------------------------------------------------------------------

(2) Reflects the elimination of all revenues and expenses associated with the Cupples Division for the year ended December 31, 1993.

    The Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1993 has not been adjusted to reflect the sale of H.H. Robertson (U.K.) Limited (the "U.K. Subsidiary"), which occurred on November 9, 1993, or the exchange of the Company's 15.5% Discount Subordinated Debentures due 2000 for new debt and common stock (the "Exchange Offer"), which was completed July 14, 1993.

    The Company's Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1993 includes revenues of $23.1 million, losses from continuing operations of $4.4 million recorded by the U.K. Subsidiary, and a $9.7 million charge recorded as a result of the sale of the U.K. Subsidiary. Additionally, had the Company completed the Exchange Offer on January 1, 1993, interest expense would have been reduced by $6.4 million and the weighted average shares of common stock outstanding during the period would have been 11,682,000.

    As further discussed in Note 3, during the quarter ended September 30, 1994, the Company commenced negotiations for the sale of its remaining European Building Products Operations (the "European Operations"). The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1993 has not been adjusted to exclude the operating results of the European Operations. During the year ended December 31, 1993, the European Operations recorded revenues of $29.4 million and losses from continuing operations of $1.2 million.


(3) Reflects the elimination of all revenues and expenses associated with the Cupples Division for the nine months ended September 30, 1994.

    During the quarter ended September 30, 1994, the Company commenced negotiations for the sale of its European Operations. The assets and liabilities of the European Operations were netted and presented within other current liabilities in the Condensed Consolidated Balance Sheet at September 30, 1994 which was filed with the Securities and Exchange Commission on Form 10-Q on November 14, 1994.

    The Company's Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1994 has not been adjusted to exclude the operating results of the European Operations or the loss recorded to write-down the net assets of the European Operations to their estimated net realizable value. The Company's Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1994 includes revenues of $16.1 million, losses from continuing operations of $1.2 million recorded by the European Operations, and a charge of $5.0 million recorded to provide for expenses associated with the transaction and the write-down of the net assets of the European Operations to their estimated net realizable value.

    Additionally, the Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1994 includes a restructuring charge of $2.2 million which relates primarily to severance costs and overhead reduction measures associated with downsizing at the Company's corporate office.


(4) Reflects the elimination of the $4.8 million loss recorded by the Company in connection with the sale of the Cupples Division.


(5) On November 3, 1994, the Company entered into a letter of intent (the "Letter of Intent") to sell its Concrete Construction Group (the "Concrete Division"), to an entity which is controlled by the Company's Chief Executive Officer (the "Buyer"), for total consideration consisting of $11.5 million of cash, a $3.0 million interest bearing promissory note payable over three years and the assumption of certain liabilities. The cash consideration to be received will be adjusted for certain changes in the Concrete Division's balance sheet occurring between the sale measurement date and the closing date. The sale of the Concrete Division, if consummated, is expected to close in the first quarter of 1995. The Concrete Letter of Intent is contingent upon, among other things, the negotiation and execution of a definitive agreement (the "Definitive Agreement") for the purchase and sale of the Concrete Division on or before February 28, 1995 and obtaining necessary consents of third parties. If a Definitive Agreement cannot be reached by February 28, 1995, and the parties do not mutually agree to extend the date, the Concrete Letter of Intent will terminate by its terms.

    The accompanying Pro Forma Condensed Financial Information includes the assets and liabilities of the Concrete Division as of September 30, 1994 and the operating results of the Concrete Division for the year and nine months ended December 31, 1993 and September 30, 1994. For the year ended December 31, 1993, the Concrete Division recorded revenues and income from continuing operations of $64.2 million and $3.4 million, respectively. During the nine months ended September 30, 1994, the Concrete Division recorded revenues of $49.0 million and income from continuing operations of $3.4 million. Income from continuing operations for the nine months ended September 30, 1994 includes a credit of $1.2 million related to the settlement of certain backcharges and other claims.

                              SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ROBERTSON-CECO CORPORATION


Date:   January 9, 1995               By:  /S/ JOHN C. SILLS
                                           ---------------------------
                                           John C. Sills
                                           Executive Vice President
                                           and Chief Financial Officer

                      ROBERTSON-CECO CORPORATION
                               FORM 8-K
                           JANUARY 9, 1995


EXHIBIT INDEX
- - - -------------

The following exhibits are filed herewith:


                                                       Sequentially
Exhibit Number         Exhibit Description             Numbered Page
- - - --------------         -------------------             -------------

     2.1            Agreement by and between                 14
                    Robertson-Ceco Corporation
                    and Cupples Products, Inc.
                    dated December 27, 1994.